Exhibit 3.33

FILED # C3/40/02
DEC 20 2002
IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

OUTDOOR MANAGEMENT SERVICES, INC.

The undersigned natural person acting as incorporator of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is Outdoor Management Services, Inc.

ARTICLE 2

INITIAL RESIDENT AGENT AND REGISTERED OFFICE

The name of the initial resident agent of the Corporation is The Corporation Trust Company of Nevada, a resident of the State of Nevada, whose business address is 6100 Neil Road, Suite #500, Reno, Washoe County, Nevada 89511.

ARTICLE 3

AUTHORIZED SHARES

The aggregate number of shares that the Corporation shall have the authority to issue is 3,000 shares of Common Stock with no par value.

ARTICLE 4

DATA RESPECTING DIRECTORS

Section 4.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 4.02 Initial Board of Directors. The initial Board of Directors shall consist of four (4) members.

Section 4.03 Names and Addresses. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified are as follows:

Name	Address
Paul J. Meyer	2850 East Camelback Road Suite 300 Phoenix, AZ 85106

L. Lowry Mays	200 E. Basse Rd. San Antonio, TX 78209

Mark P. Mays	200 E. Basse Rd. San Antonio, TX 78209

Randall T. Mays	200 E. Basse Rd. San Antonio, TX 78209

Section 4.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

Outdoor Management Services, Inc It/Art of Inc. doc 122002/001	2

ARTICLE 5

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be [ILLEGIBLE] inclusive, of the Nevada Revised Statutes.

ARTICLE 6

DATA RESPECTING INCORPORATORS

The name and address of the incorporator of the Corporation is as follows:

Name	Address
Lucas J. Tucker	c/o Lionel Sawyer & Collins, Ltd. 1700 Bank of America Plaza 300 South Fourth Street Las Vegas, NV 89101

EXECUTED this 20th day of December, 2002.

/s/ Lucas J. Tacker
Lucas J. Tacker, Incorporator

Outdoor Management Services, Inc It/Art of Inc. doc 122002/001	3

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 664 5708	Certificate of Acceptance of Appointment by Resident Agent	Office Use Only FILED: C3/40/02
DEC 20 2002
General instruction for this form. 1. Please print legibly or type: Black Ink Only. 2. Complete as fields. 3. Ensure that documents is signed in signature field.		IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

OUTDOOR MANAGEMENT SERVICES, INC.

(Name of business entity)

The Corporation Trust Company of Nevada	DEC 19 2002
(Name of Resident Agent)	(Date)

6100 NEIL ROAD	500
Physical Street Addresss	Suite number

RENO	89511
City	Zip Code
Optional:

ADDITIONAL MAILING ADDRESS	CITY	STATE	ZIP

/s/ David I. Farber	DEC 19 2002
Authorized Signature of Resident Agent or Resident Agent Company	Date

DAVID I. FARBER
ASSISTANT SECRETARY

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change of Resident Agent and/or Location of Registered Office	Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20050066077-13 Filing Date and Time 02/25/2005 9:28 AM Entity Number C31401-2002

General Instructions for this form:

1.	Please print legibly or type; Black Ink Only.

2.	Complete all fields.

3.	The physical Nevada address of the resident agent must be set forth;

PMB’s are not acceptable.	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Ensure that document is signed in signature fields.

5.	Include the filing fee of $60.00.

OUTDOOR MANAGEMENT SERVICES, INC.	C31401 – 2002
Name of Entity	File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) ☒ Change of Resident Agent ☐ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent:	Corporation Trust Company of Nevada

Street No.:	6100 Neil Road, Suite 500

City, State, Zip:	Reno, NV 89511

The resident agent and/or location of the registered office is changed to:

Resident Agent:	CSC Services of Nevada, Inc.

Street No.:	502 East John Street

City, State, Zip:	Carson City, NV 89706

Optional Mailing Address:

NOTE:	For an entity to file this certificate, the signature of one officer is required.

X /s/ Patricia Pizzuto
Signature/Title
Patricia Pizzuto, Attorney In Fact

Certificate of Acceptance of Appointment by Resident Agent:

I hereby accept the appointment as Resident Agent for the above-named business entity.

CSC Services of Nevada, Inc.

X By: /s/ Michelle R. Vannoy	2-24-2005
Authorized Signature of R.A. or On Behalf of R.A. Company	Date
Michelle R. Vannoy, Asst. Vice President

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State RA Change 2003
Revised on: 11/19/03

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Statement of Change of Registered Agent by Represented Entity (PURSUANT TO NRS 77.340)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110643394-23 Filing Date and Time 08/30/2011 7:41 AM Entity Number C31401-2002

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process Info. For more Information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY–DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity:

OUTDOOR MANAGEMENT SERVICES, INC.

2. Entity File Number:	C31401-2002

3. This statement of change will have the following effect: (check only one)

    ☑    Appoints a new agent for service of process (complete 4a or 4b)

    ☐    Updates contact Information of the Represented Entity acting as own agent (complete 4c)

4. Information In effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:

The Corporation Trust Company of Nevada

     Name

b) Noncommercial Registered Agent:

     Name

Nevada

     Street Address                                                                                        City                                                                                        Zip Code

Nevada

     Mailing Address (If different from street address)                           City                                                                                        Zip Code

c) Title of Office or Other Position within Represented Entity:

     Name of Title or Position

Nevada

     Street Address                                                                                        City                                                                                        Zip Code

Nevada

     Mailing Address (If different from street address)                           City                                                                                        Zip Code

5. Signature of Represented Entity: (required)

X /s/ Nichol McCroy	08/26/2011

Authorized Signature Nichol McCroy, Secretary                                                                                                                   City

6. Registered Agent Acceptance: (required)

I hereby accept appointment as Registered Agent for the above named Entity.

X /s/ Kristin Bolden	08/26/2011

           Kristin Bolden                                                                                                                                                                  Date

           Assistant Secretary

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

FEE: $60.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form RA Change by Entity
NV017 – 01/27/2009 C T System Online	Effective 12-22-08